UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report
(Date of Earliest Event Reported):
November 16, 2016

CAMPBELL SOUP COMPANY

New Jersey	1-3822	21-0419870
State of Incorporation	Commission File Number	I.R.S. Employer Identification No.
One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices
Telephone Number: (856) 342-4800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders
Campbell Soup Company ("Campbell") held its Annual Meeting of Shareholders on November 16, 2016. The final results of voting with respect to each matter of business are set forth below.
1. Election of Directors
The nominees for election to the Board of Directors were elected, each for a one-year term.  For each nominee, the votes cast for, against, abstentions, and broker non-votes were as follows:

Director	For	Against	Abstain	Broker Non-Votes
Bennett Dorrance	241,248,485	2,601,872	261,341	20,928,987
Randall W. Larrimore	241,258,820	2,542,976	309,902	20,928,987
Marc B. Lautenbach	242,774,652	994,759	342,287	20,928,987
Mary Alice D. Malone	241,312,529	2,546,896	252,273	20,928,987
Sara Mathew	241,444,163	2,402,752	264,783	20,928,987
Keith R. McLoughlin	242,897,774	915,783	297,987	20,928,987
Denise M. Morrison	242,182,774	1,701,934	226,990	20,928,987
Charles R. Perrin	240,588,965	3,101,532	421,201	20,928,987
Nick Shreiber	243,173,379	627,609	310,697	20,928,987
Tracey T. Travis	242,885,049	919,904	306,745	20,928,987
Archbold D. van Beuren	242,786,113	1,047,734	277,851	20,928,987
Les C. Vinney	241,638,523	2,162,865	309,910	20,928,987

2. Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal 2017
The proposal to ratify the appointment of PricewaterhouseCoopers LLP as Campbell's independent registered public accounting firm for fiscal 2017 was approved. The votes cast for and against this proposal, as well as the abstentions were as follows:

For	Against	Abstain
263,096,609	1,673,157	270,919
There were no broker non-votes for this proposal.

3. Advisory Vote on Executive Compensation
The resolution to approve, on an advisory basis, the compensation of Campbell's executive officers named in the proxy statement for the 2016 Annual Meeting of Shareholders was approved. The votes cast for and against this proposal, as well as the abstentions and broker non-votes, were as follows:

For	Against	Abstain	Broker Non-Votes
235,990,311	7,308,760	812,627	20,928,987

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY
(Registrant)

Date: November 17, 2016	By:	/s/ Charles A. Brawley, III
Charles A. Brawley, III
Vice President, Corporate Secretary and Associate General Counsel